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                                                                     EXHIBIT 3.1



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)


                                    Filed by:

                        MORNING SPLENDOR MANAGEMENT, INC.
                -------------------------------------------------
                               Name of Corporation


         We the undersigned    Robert Gonzalez, President
                            ---------------------------------
                               President or Vice President


       Larry Eck, Secretary       of     MORNING SPLENDOR MANAGEMENT, INC.
--------------------------------       -------------------------------------
Secretary or Assistant Secretary             Name of Corporation


do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 31st of October, 2000, adopted a resolution to amend the original articles as follows:
     RESOLVED: That the Articles of Incorporation be amended as it relates to
Article I, to read, in full, as follows:

                                    ARTICLE I
                                      NAME

     The Name of the corporation is CREATIVE TECHNOLOGIES HOLDINGS INC.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,100,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     I declare under penalty of perjury that the foregoing is true and correct.

Executed this 31st day of October, 2000 at San Diego, California.


                                          /s/ Robert Gonzalez
                                          -------------------------------------
                                          Robert Gonzalez
                                          President


                                          /s/ Larry Eck
                                          -------------------------------------
                                          Larry Eck
                                          Secretary